INVESTMENT ADVISORY AGREEMENT

      THIS AGREEMENT is made this 30th day of April, 1993, in Denver, Colorado, by and between INVESCO Funds Group, Inc. (the "Adviser"), a Delaware corporation, and INVESCO Income Funds, Inc., a Maryland Corporation (the "Fund").

                              W I T N E S S E T H :

      WHEREAS, the Fund is a corporation organized under the laws of the State of Maryland; and

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and has one class of shares which is divided into three series (the "Shares"), each representing an interest in a separate portfolio of investments (such series initially being the INVESCO Select Income Fund; INVESCO High Yield Fund; and INVESCO U.S. Government Securities Fund (the "Portfolios")); and

      WHEREAS,   the  Fund  desires  that  the  Adviser  manage  its  investment operations and the Adviser desires to manage said operations;

      NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. Investment Management Services. The Adviser hereby agrees to manage the investment operations of the Fund's
            three   Portfolios,   subject  to  the  terms  of  this  Agreement
            and to the supervision of the Fund's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Fund:

            (a)   to  manage  the  investment  and  reinvestment  of  all  the
                  assets,   now  or   hereafter   acquired,   of  the   Fund's
                  three Portfolios;

            (b)   to  maintain  a  continuous   investment   program  for  the
                  Fund's three Portfolios, consistent with (i) the Portfolios' investment policies as set forth in the
                  Fund's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Fund or any Portfolio of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Fund's status as a



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                  regulated    investment    company    under   the   Internal
                  Revenue Code of 1986, as amended;

            (c) to determine what securities are to be purchased or sold for the Fund's three Portfolios, unless otherwise directed by the Directors of the Fund, and to execute transactions accordingly;

            (d) to provide to the Fund's three Portfolios the benefit of all of the investment analyses and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

            (e)   to  determine  what  portion  of the Fund's  three  Portfolios
                  should  be  invested  in  the  various   types  of  securities
                  authorized for purchase by the Fund;

            (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund and/or Portfolio action and any other rights pertaining to the Portfolios' securities shall be exercised; and

            (g) to calculate the net asset value of the Fund and each Portfolio, as applicable, as required by the
                  1940 Act, subject to such procedures as may be established from time to time by the Fund's Directors, based upon the information provided to the Adviser by the Fund or by the custodian, co-custodian or sub-custodian of the Fund's or any of the Portfolios' assets (the "Custodian") or such
                  other   source  as   designated   by  the   Directors   from
                  time to time.

            With respect to execution of transactions for the Fund's three Portfolios, the Adviser shall place, or arrange for the placement of, all orders for the purchase or sale of portfolio securities with brokers or dealers selected by the Adviser. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to obtain for the Fund's three Portfolios the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, the Adviser is hereby expressly authorized to consider as a secondary factor in selecting brokers or dealers with which such orders may be placed whether such firms furnish statistical, research and other information or services to the Adviser. Receipt by the Adviser of any such statistical or other information and services should not be deemed to give rise to any requirement for adjustment of the advisory fee payable pursuant to paragraph 4 hereof. The Adviser may follow a policy of considering sales of shares of the Fund as a factor in the selection of broker/dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

            The Adviser shall for all purposes herein provided be deemed to be an independent contractor.

      2. Allocation of Costs and Expenses. The Adviser shall reimburse the Fund monthly for any salaries paid by the Fund to officers, Directors, and full-time employees of the Fund who also are officers, general partners or employees of the Adviser or its affiliates. Except for such subaccounting, recordkeeping, and administrative services which are to be provided by the Adviser to the Fund under the Administrative Services Agreement between the Fund and the Adviser dated April 30, 1993, which was
            approved   on   April   21,   1993,   by  the   Fund's   board  of
            directors, including all of the independent directors, at the Fund's request the Adviser shall also furnish to the
            Fund,   at  the   expense   of   the   Adviser,   such   competent
            executive,       statistical,       administrative,       internal
            accounting and clerical services as may be required in the judgment of the Directors of the Fund. These services will include, among other things, the maintenance (but not preparation) of the Fund's accounts and records, and the preparation (apart from legal and accounting costs) of all requisite corporate documents such as tax returns and reports to the Securities and Exchange Commission and Fund shareholders. The Adviser also will furnish, at the Adviser's expense, such office space, equipment and facilities as may be reasonably requested by the Fund from time to time.

            Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Fund shall pay all costs and expenses in connection with the operations and organization of the Fund. Without limiting the generality of the foregoing, such costs and expenses payable by the Fund include the following:

            (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund and any Portfolio in connection with securities transactions to which the Fund or any Portfolio is a party or in connection with securities owned by the Fund's three Portfolios;

            (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Fund;

            (c)   the   interest  on   indebtedness,   if  any,   incurred  by
                  the Fund or any of the Fund's three Portfolios;

            (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund or any Portfolio to federal, state, county, city, or other governmental agents;

            (e) the fees and expenses involved in maintaining the registration and qualification of the Fund and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements;

            (f)   the compensation and expenses of its Directors;

            (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Fund's shareholders, as well as all expenses of shareholders' meetings and Directors' meetings;

            (h) all costs, fees or other expenses arising in connection with the organization and filing of the
                  Fund's Articles of Incorporation, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Fund's operations by any other federal or state authority;

            (i)   the  expenses  of  repurchasing   and  redeeming  shares  of
                  the Fund;

            (j)   insurance premiums;

            (k)   the   costs   of    designing,    printing,    and   issuing
                  certificates     representing     shares    of    beneficial
                  interest of the Fund's three Portfolios;

            (l)   extraordinary      expenses,      including     fees     and
                  disbursements   of  Fund   counsel,   in   connection   with
                  litigation by or against the Fund or any Portfolio;

            (m) premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to the Adviser as an insured thereunder);

            (n)   association and institute dues; and

            (o) the expenses, if any, of distributing shares of the Fund paid by the Fund pursuant to a Plan and Agreement of Distribution adopted under Rule 12b-1 of the Investment Company Act of 1940.

      3.    Use   of   Affiliated   Companies.    In   connection   with   the
            rendering  of  the  services   required  to  be  provided  by  the
            Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund, make use of its affiliated companies and their employees;
            provided that the Adviser shall supervise and remain fully responsible for all such services in accordance
            with  and  to  the  extent   provided   by  this   Agreement   and
            that  all  costs  and  expenses   associated  with  the  providing
            of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

      4.    Compensation   of   the   Adviser.   For   the   services   to  be
            rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each of the three Portfolios of the Fund, as determined by valuations made in accordance with the Fund's procedure for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Adviser with respect to each of the Portfolios designated as INVESCO Select Income Fund and INVESCO U.S. Government Securities Fund shall be computed at the following annual rates: 0.55% of such Portfolio's average net assets up to $300 million; 0.45% of such Portfolio's average net assets in excess of $300 million but not more than $500 million; and 0.35% of such Portfolio's average net assets in excess of $500 million. The advisory fee to the


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            Adviser with  respect to the  Portfolio  designated  as INVESCO High
            Yield Fund shall be computed at the following annual rates: 0.50% of such Portfolio's average net assets up to $300 million; 0.40% of such Portfolio's average net assets in excess of $300 million but not more than $500 million; and 0.30% of such Portfolio's average net assets in excess of $500 million.

            During any period when the determination of the Fund's net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 4, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Adviser with respect to any assets of the Fund or any Portfolio thereof which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

            If, in any given year, the sum of a Portfolio's expenses exceeds the most restrictive state imposed annual expense limitation, the Adviser will be required to reimburse that Portfolio for such excess expenses promptly. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by the Fund or Portfolio in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

      5. Avoidance of Inconsistent Positions and Compliance with Laws. In connection with purchases or sales of securities for the investment portfolio of the Fund's three Portfolios, neither the Adviser nor its officers or employees, will act as a principal or agent for any party other than the
            Fund's three Portfolios or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

      6.    Duration   and   Termination.    This   Agreement   shall   become
            effective  as  of  the  effective   date  of  the   reorganization
            of Financial Bond Shares, Inc. into INVESCO Income Funds, Inc. Thereafter, unless sooner terminated as hereinafter provided, this Agreement shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the three Portfolios of the Fund or by the Directors of the Fund, and (ii) by a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund by votes cast in person at a meeting called for the purpose of voting on such approval.

            This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund's three Portfolios, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 6, the definitions contained in
            Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

            The Adviser agrees to furnish to the Directors of the Fund such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

            Termination  of this  Agreement  shall not  affect  the right of the
            Adviser to receive payments on any unpaid balance of the compensation described in paragraph 3 earned prior to such termination.

      7.    Non-Exclusive    Services.   The   Adviser   shall,   during   the
            term  of  this  Agreement,   be  entitled  to  render   investment
            advisory     services     to    others,     including,     without
            limitation,    other    investment    companies    with    similar
            objectives   to  those  of  the  Fund's  three   Portfolios.   The
            Adviser   may,    when   it   deems   such   to   be    advisable,
            aggregate   orders   for  its  other   customers   together   with
            any   securities  of  the  same  type  to  be  sold  or  purchased
            for  the  Fund's  three   Portfolios   in  order  to  obtain  best
            execution    and   lower    brokerage    commissions.    In   such
            event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund's three Portfolios and the Adviser's other customers.

      8. Liability. The Adviser shall have no liability to the Fund or any Portfolio or to the Fund's shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission, in the performance of its obligations to the Fund or any Portfolio not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

      9.    Miscellaneous Provisions.

            Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

            Amendments Hereof. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Fund and the Adviser, and no material amendment of this Agreement shall be effective unless approved by
            (1) the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any of the Fund's three Portfolios as to which such amendment is applicable; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) may be made without shareholder approval, if such amendment(s) are made with the approval of (1) the Directors and (2) a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund.

            Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

            Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

            Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

      IN WITNESS WHEREOF, the Adviser and the Fund each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, the day and year first above written.


                                    INVESCO INCOME FUNDS, INC.

ATTEST:
                                    By:   /s/ John M. Butler
                                          ------------------------------
                                          John M. Butler
/s/ Glen A. Payne                         President
----------------------------
Glen A. Payne
Secretary

                                    INVESCO FUNDS GROUP, INC.

ATTEST:
                                    By:   /s/ Dan J. Hesser
                                          -----------------------------
                                          Dan J. Hesser
/s/ Glen A. Payne                         President
----------------------------
Glen A. Payne
Secretary